UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2018

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.08Shareholder Director Nominations.

On April 3, 2018, the Board of Directors of Biocept, Inc. (the “Company”) set June 28, 2018 as the date for the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”).

The date of the Annual Meeting is changing by more than 30 days from the anniversary date of the Company’s 2017 Annual Meeting of Stockholders, and therefore the Company is providing this information in accordance with Rule 14a−5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Because the date of the Annual Meeting is being delayed by more than 30 days from the anniversary date of the Company’s 2017 Annual Meeting of Stockholders, the Company believes that January 24, 2018, which is 120 days prior to the time before it expects to begin to print and send proxy materials for the Annual Meeting, is a reasonable time before it expects to begin to print and send proxy materials for the Annual Meeting.  Therefore, any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, must have been received by the Company’s Secretary on or before the close of business on January 24, 2018.

Pursuant to the Company’s Amended and Restated Bylaws, a stockholder who wishes to make a proposal at the Annual Meeting without including the proposal in the Company’s proxy materials for the Annual Meeting must notify the Company no later than the close of business on April 16, 2018, which is the 10th day following the day on which notice of the date of the Annual Meeting was publicly disclosed.  The Company’s Amended and Restated Bylaws specify certain requirements regarding the form and content of such a notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCEPT, INC.

Dated: April 6, 2018	By:	/s/ Michael W. Nall
	Name:	Michael W. Nall
	Title:	President and Chief Executive Officer